UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013

UBIQUITI NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)

2580 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 13, 2013, Ubiquiti Networks, Inc. (“Ubiquiti” or the “Company”) held its Annual Meeting of Stockholders for its fiscal year ended June 30, 2013 (the “Annual Meeting”). At the Annual Meeting, there were represented, either in person or by proxy, 84,620,125 shares of the Company’s common stock (“Common Stock”) out of a total of 87,639,156 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, or approximately 96.55% of the shares outstanding and entitled to vote. The stockholders voted on the following two proposals and cast their votes as described below.

Proposal 1: To elect one Class II director to serve until the third annual meeting of our stockholders following his election or until his successor is duly elected and qualified. This proposal was approved.

	For	Withhold	Broker Non-Votes
Ron Sege	76,662,139	304,053	7,653,933

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the fiscal year ending June 30, 2014. This proposal was approved.

For	Against	Abstain
84,372,929	230,271	16,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013	Ubiquiti Networks, Inc.

	By:	/s/ Craig L. Foster
	Name:	Craig L. Foster
	Title:	Chief Financial Officer